Exhibit 3.148(a)

CERTIFIED TO BE A TRUE AND CORRECT COPY AS TAKEN FROM ANC COMPARED WITH THE [ILLEGIBLE] OCT 12 2010	Jim Miles SECRETARY OF STATE FILED NOV 18 1994
	AM	PM
/s/ Mark Hammond	7 8 9 10 11 12 1 2 3 4 5 6
SECRETARY OF STATE OF SOUTH CAROLINA

ARTICLES OF INCORPORATION

OF

THE MANAGER OF THE OWNER’S CLUB INC.

ARTICLE ONE

The name of the corporation is The Manager of the Owner’s Club, Inc.

ARTICLE TWO

The initial registered office of the corporation is 75 Beattie Place, Two Shelter Centre, Greenville, County of Greenville, South Carolina 29601, and the name of its initial registered agent at such address is C T Corporation System.

ARTICLE THREE

The period of duration shall be perpetual.

ARTICLE FOUR

The corporation is authorized to issue one thousand (1,000) common shares of stock with a par value of One Dollar ($1.00).

ARTICLE FIVE

The total authorized capital stock shall be One Thousand Dollars ($1,000.00).

ARTICLE SIX

The existence of the corporation shall begin as of the filing date with the Secretary of State.

ARTICLE SEVEN

The number of directors constituting the initial board of directors is two (2), and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors be elected and qualify are:

Murry E. Page	15770 Dallas Parkway, 5th Floor Dallas, Texas 75248

Randolph D. Addison	15770 Dallas Parkway, 5th Floor Dallas, Texas 75248

ARTICLE EIGHT

The general nature of the business for which the corporation is organized is to engage in the businesses of establishing, developing, building, designing, constructing, maintaining, managing, operating, buying, selling, acquiring, leasing, trading, and dealing in one or more private clubs and/or restaurants for the providing of refreshments, entertainment, exercise, health, and athletic facilities and social diversions for their members and guests and to afford all customary privileges and accommodations of a private club for profit, and to engage in such other related activities and make such other investments as the Board of Directors of the corporation may from time to time deem advisable, both within and without the State of South Carolina, and to do all things incidental thereto or connected therewith which are necessary, proper, advisable, or convenient in the premises and are not forbidden by law, and to transact any and all lawful business for which corporations may be incorporated under the South Carolina Business Corporation Act.

ARTICLE NINE

The name and address of the incorporator is Linda Blanton-Myers, 15770 Dallas Parkway, 5th Floor, Dallas, Dallas County, Texas 75248.

Dated this 15th day of November, 1994.

/s/ Linda Blanton-Myers
Linda Blanton-Myers Incorporator

CERTIFICATE OF ATTORNEY

I, Jonathan Harvey, an attorney licensed to practice in the State or South Carolina, certify that the corporation, to whose Articles of Incorporation this Certificate is attached, has complied with the requirements of Chapter 7 of Title 33 of the 1976 South Carolina Code, relating to the organization of corporations, and that in my opinion the corporation is organized for a lawful purpose.

Dated this 15 day of November, 1994.

/s/ Jonathan Harvey
(Signature)

Jonathan Harvey
(Typed or Printed Name)

1804 Bull Street Columbia, South Carolina 29201

CERTIFIED TO BE A TRUE AND CORRECT COPY AS TAKEN FROM ANC COMPARED WITH THE [ILLEGIBLE] OCT 12 2010	Jim Miles SECRETARY OF STATE FILED AUG 19 1996
	AM	PM
/s/ Mark Hammond	7 8 9 10 11 12 1 2 3 4 5 6
SECRETARY OF STATE OF SOUTH CAROLINA

STATE OF SOUTH CAROLINA
SECRETARY OF STATE

NOTICE OF CHANGE OF REGISTERED OFFICE
OR REGISTERED AGENT OR BOTH
OF A SOUTH CAROLINA
OR FOREIGN CORPORATION

Pursuant to §§33-5-102 and 33-15-108 of the 1976 South Carolina Code, as amended, the under-signed corporation submits the following information.

1.	The name of the corporation is THE MANAGER OF THE OWNER’S CLUB, INC.

2.	The corporation is (complete either a or b, whichever is applicable):

a. a domestic corporation incorporated in South Carolina on 11-18-94; or
	b. a foreign corporation incorporated in		on		, and
		(State)		(Date)

authorized to do business in South Carolina on		.
(Date)

3.	The street address of the current registered office in South Carolina is	75 BEATTIE PLACE
(Street & Number)

in the city of GREENVILLE, South Carolina	29601	.
(Zip Code)

4.	If the current registered office is to be changed, the street address to which its registered office is to be changed is
	2019 Park Street	in the city of Columbia South Carolina	29201
	(Street & Number)		(Zip Code)

5.	The name of the present registered agent is CT CORPORATION SYSTEM.

6.	If the current registered agent is to be changed, the name of the successor registered agent is Corporation Service Company.
*I hereby consent to the appointment as registered agent of the corporation:

Corporation Service Company

By:	/s/ Patricia Pizzuto
(signature of New Registered Agent)
Patricia Pizzuto, Asst. Secretary

7.	The address of the registered office and the address of the business office of the registered agent, as changed, will be identical.

8.	Unless a delayed date is specified, this application will be effective upon acceptance for filing by the Secretary of State (See §33-1-230(b)): .

*	Pursuant to §§33-9-102(5) and 33-19-108(5), the written consent of the registered agent may be attached to this form.

9.	Dated this 12 day of AUGUST, 1996.

THE MANAGER OF THE OWNER’S CLUB, INC.
(Name of Corporation)

By:	/s/ Terry A. Taylor

TERRY A. TAYLOR, SECRETARY
(Type or Print Name and Title)

FILING INSTRUCTIONS

1.                          Two copies of this form, the original and either a duplicate original or a conformed copy, must be filed.

2.                          Filing Fee (payable to the Secretary of State at the time of filing this document) – $10.00

3.                          Pursuant to §33-5-102(b). the registered agent can file this form when the only change is changing the street address of the registered office. In this situation, the following statement should be typed on the form above the registered agent’s signature: “The corporation has been notified of this change.”

Form Approved by South Carolina Secretary of State 1/89